UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2023

MOVELLA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40074	98-1575384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 110, 3535 Executive Terminal Drive
Henderson, NV                              89052
(Address of Principal Executive Offices)                         (Zip Code)
(725) 238-5682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MVLA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	MVLAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2023, Movella Holdings Inc. (the “Company”) entered into a waiver (the “Waiver”) to the Note Purchase Agreement, dated as of November 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NPA”) among Movella Inc., the Guarantors party thereto, including the Company, the Purchasers party thereto and Wilmington Savings Fund Society, FSB as administrative agent and collateral agent for the Purchasers.

The Waiver, among other things, waives certain provisions of the NPA related to (i) certain specified disclosures set forth in the Company’s Form 8-K filed on November 14, 2023 with respect to restatements of the previously issued unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, and June 30, 2023, and (ii) the Company’s inability to deliver required financial statements in accordance with the terms of the NPA.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2023, the Company and Ben A. Lee mutually agreed to Mr. Lee’s resignation from his position as President and Chief Executive Officer of the Company, as well as from the Board of Directors of the Company (the “Board”), each effective December 31, 2023 (the “Effective Date”). Mr. Lee did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. It is currently contemplated that the Company and Mr. Lee will enter into a confidential Separation and Consulting Agreement and that Mr. Lee will serve as a consultant to the Company for three months after the Effective Date to facilitate a seamless transition.

On December 15, 2023, the Board appointed Eric Salzman as the Company’s Interim Chief Executive Officer in connection with Mr. Lee’s resignation from that position, effective as of the Effective Date. In connection with his appointment, Mr. Salzman resigned from the audit committee of the Board, effective as of the Effective Date, and was also designated the Company’s principal executive officer.

Mr. Salzman, 55, serves as a member of the Board and served as a member of the audit committee of the Board since February 2023. Mr. Salzman currently serves as the Chief Executive Officer of Safeguard Scientifics, Inc. (NASDAQ: SFE), an investment firm, which he joined in April 2020. His duties as Chief Executive Officer of Safeguard Scientifics, Inc. will conclude on December 31, 2023. From October 2018 to February 2022, Mr. Salzman served as the chairman of the board of SolAero Technologies Corp., a leading manufacturer of satellite solar array panels serving the defense and communications industry. He has served as Managing Director of SarniHaan Capital Partners LLC, a consulting and advisory firm, since August 2011. Mr. Salzman has a 25-year track record partnering with public and private growth companies as an investor, board member, and strategic advisor. He has worked in M&A, restructuring, and growth and special situations investing at several investment banks and private equity funds, including Credit Suisse and Lehman Brothers. His industry experience includes technology, software, communications, defense, medical devices, manufacturing, and business services. Since 2008, Mr. Salzman has served as an independent director, executive chairman, non-executive chairman, audit committee chairman, compensation committee chairman, and M&A committee chairman at over 25 public and private companies, including portfolio companies of Carlyle Group, Blackstone, and Francisco Partners. Past board positions include Zenefits, Carnegie Learning, ColorEdge, Capstone Nutrition, FragranceNet, Centinel Spine, ASG Technologies, Sorenson Communications, Syncardia Systems, ShoreTel, and Firth Rixson. He currently serves as an independent director, member of the Audit Committee, and Chairman of the Compensation Committee at 8x8, Inc. (NASDAQ: EGHT). Mr. Salzman earned a B.A. with Honors from the University of Michigan and an MBA from Harvard University.

There are no family relationships between Mr. Salzman and any director or executive officer of the Company nor are there any transactions between Mr. Salzman or any member of his family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

On December 19, 2023, Mr. Salzman entered into a contract of employment with the Company (the “Employment Agreement”), pursuant to which he will receive a base salary of $480,000 annually (“Base Salary”) with a target bonus of up to $60,000 for each full six months of employment based on achievement of the goals as established by the Board (“Six-Month Bonus”). In the event Mr. Salzman’s employment is involuntarily terminated by the Company within the first six months of the Employment Agreement, subject to his execution of a release, Mr. Salzman will be eligible to receive a lump sum equal to his remaining base salary for the first six-month period, plus the Six-Month Bonus. If the Company requests Mr. Salzman’s continued employment and should Mr. Salzman be involuntarily terminated by the Company during the second six months of the Employment Agreement, subject to his execution of a release, Mr. Salzman will be eligible to receive a lump sum equal to his remaining base salary for the second six months period, plus the second Six-Month Bonus. In addition, if there is a change in control, subject to certain carveouts, of the Company during the first six months of Mr. Salzman’s employment, Mr. Salzman will receive a one-time bonus of $300,000.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2023, the Company issued a press release entitled “Movella Holdings Inc. Announces Leadership Transition” a copy of which is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1
Limited Waiver to Note Purchase Agreement, dated December 19, 2023, among Movella Inc., the Guarantors party thereto, the Purchasers party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for the Purchasers.

10.2	Employment Agreement, dated as of December 19, 2023, by and between Movella Holdings Inc. and Eric Salzman.
99.1	Press release dated December 20, 2023, related to Movella Holdings Inc. Leadership Transition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movella Holdings Inc.

December 20, 2023

	By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Chief Financial Officer